Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

PennantPark Floating Rate Capital Ltd. and Subsidiaries

Our audit of the consolidated financial statements and internal control over financial reporting referred to in our reports dated November 20, 2019, (incorporated by reference in the accompanying registration statement on Form N-2) also included an audit of the senior securities table of PennantPark Floating Rate Capital Ltd. and its Subsidiaries appearing in this Registration Statement on Form N-2. This table is the responsibility of PennantPark Floating Rate Capital Ltd. and its Subsidiaries’ management. Our responsibility is to express an opinion based on our audit of the consolidated financial statements.

In our opinion, the senior securities table, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ RSM US LLP

New York, New York

November 20, 2019